SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENWIN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0379370
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
700 West Pender Street, Suite 1204 Vancouver, B.C. Canada	V6C 1G8
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-100636
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-100636) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Document Description
*3.1	Articles of Incorporation
*3.2	Bylaws
*4.1	Specimen Stock Certificate.
****5.1	Opinion of Cane Clark LLP, regarding the legality of the Securities being registered
*10.1 ***10.2	Option Agreement Option Agreement Amendment dated March 14, 2004
****10.3	Addendum to Option Agreement Amendment dated June 10, 2005
***10.4	Promissory Note dated July 7, 2005
****16.1	Letter from Malone & Bailey, PC regarding change in certifying accountant
*****23.1	Consent of Lopez, Blevins, Bork & Associates, LLP
*****23.2 *23.3	Consent of Cane Clark LLP Consent of Derrick Strickland, Geologist
*99.1	Subscription Agreement.
*99.2	Opinion of Derrick Strickland, Geologist
**99.3	Waiver of Cadre Capital
****99.4	Waiver of Cadre Capital dated August 1, 2005.
* Previously filed with our Registration Statement on Form SB-2, filed October 18, 2002.
**Previously filed with our Registration Statement on Form SB-2, filed September 4, 2003.
***Previously filed with our Registration Statement on Form SB-2, filed September 9, 2005
****Previously filed with our Registration Statement on Form SB-2, filed November 22, 2005
*****Previously filed with our Registration Statement on Form SB-2, filed January 9, 2006

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: December 11, 2006

Enwin Resources Inc.
Registrant

By: /s/ Michael Bebek Michael Bebek Title: President, Secretary, Treasurer and a member of the Board of Directors